Exhibit 99.1

Contact:

Eric Slusser, Chief Financial Officer

Ben Bier, Vice President, Investor Relations

(314)	810-3115

investor.relations@express-scripts.com

Express Scripts Announces 2017 Second Quarter Results

ST. LOUIS, July 25, 2017 — Express Scripts Holding Company (Nasdaq: ESRX) announced 2017 second quarter net income of $801.8 million or $1.37 per diluted share. 2017 second quarter adjusted earnings per diluted share was $1.73.*

“We leverage the power and potential of our independent model to succeed in the areas of healthcare that patients and clients value most,” said Tim Wentworth, President and CEO, Express Scripts. “In just the past quarter, we launched two new ways to deliver more value directly to members at the point of sale, increased our ability to lower drug prices via a new group purchasing organization agreement, acquired a leading workers’ compensation benefits company, and introduced novel SafeGuardRx solutions to address complex, expensive illnesses. These are just a few highlights, but they underline the unique value of our flexibility, innovation and independence: only Express Scripts can partner with anyone in the supply chain at any time to deliver better value to patients, clients and shareholders.”

“We are currently developing a multi-year, enterprise-wide initiative to transform our organization by the end of 2021,” added Eric Slusser, Chief Financial Officer. “We are investing to deliver an improved experience with better engagement and greater efficiency, which will evolve the way we do business with patients, providers and our clients. Based on our work to date, we estimate the initiative will deliver savings of approximately $550 million to $600 million annually by 2021. This initiative will also allow us to continue tackling the challenges plan sponsors face in an increasingly complex healthcare environment with an industry-leading cost position,” said Slusser.

Second Quarter 2017 Results

The following compares second quarter 2017 and 2016 operating results:

•	Adjusted claims of 350.0 million, flat – See Table 1

•	GAAP net income of $801.8 million, up 11%

•	GAAP earnings per diluted share of $1.37, up 21%

•	EBITDA of $1,824.1 million, up 1% – See Table 3

•	EBITDA per adjusted claim of $5.21, up 1% – See Table 3

•	Adjusted net income of $1,011.6 million, up 1% – See Tables 5 and 5A

•	Adjusted earnings per diluted share of $1.73, up 10% - See Table 4

•	Net cash flow provided by operating activities of $1,081.2 million, up 146%

*	All net income, adjusted net income, earnings per diluted share, adjusted earnings per diluted share, EBITDA, adjusted EBITDA, EBITDA per adjusted claim and adjusted EBITDA per adjusted claim amounts are presented as attributable to Express Scripts, excluding non-controlling interest representing the share allocated to members of our consolidated affiliates.

As expected, revenue and operating income of $52.6 million related to the Anthem contract was realized in the second quarter of 2017 compared to $106.6 million in the second quarter of 2016 due to the structure of the contract. See the table below for 2017 second quarter financial results attributable to Anthem.

2017 Guidance

The Company increased its guidance for 2017 adjusted earnings per diluted share from a range of $6.90 to $7.04 to a range of $6.95 to $7.05, which represents growth of 10% over 2016 adjusted earnings per diluted share results at the mid-point of the range.

The Company expects total adjusted claims for the third quarter of 2017 to be in the range of 340 million to 350 million. Adjusted earnings per diluted share for the third quarter of 2017 is estimated to be in the range of $1.88 to $1.92, which represents growth of 8% to 10% over the third quarter of 2016.

Additional details on this guidance can be found in Table 6. For a discussion of the financial measures presented herein which are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”), see “Supplemental Information Regarding Non-GAAP Financial Measures” below.

Contribution of Anthem, Coventry and Catamaran

As previously disclosed, while Anthem has not provided formal written notice that it does not intend to renew its contract with the Company, based on statements in conversations with Anthem management and other actions taken by Anthem, the Company believes it is unlikely its contract with Anthem will be extended. The table below provides the portion of our estimated 2017 second quarter financial results attributable to Anthem (also see Tables 7 and 8 for further details of 2017 second quarter and 2016 full year financial results attributable to Anthem). In addition to disclosing the estimated impact of the Anthem contribution, the tables below include the estimated contribution of the Company’s remaining business with Coventry and Catamaran, both of which were acquired and are rolling off the Company’s book of business. The Company is providing this information to assist in an analysis of the underlying performance of the Company’s core PBM business, excluding the contributions from Coventry and Catamaran, to which we refer together as the “Transitioning Clients,” as well as Anthem.

Second Quarter 2017 Overview

(in millions, except per claim data)	Q2 2017 (Consolidated, as reported)	Anthem and Transitioning Clients[1]		Q2 2017 (Excluding Anthem and Transitioning Clients)[1]
		Q2 2017* (Attributable to Anthem)	Q2 2017 (Attributable to Transitioning Clients)
Adjusted claims	350.0	58.4	0.7	290.9
Revenues[2]	$25,347.5	$4,739.1	$148.4	$20,460.0
Net Income	$801.8	N/A	N/A	N/A
EBITDA[3]	$1,824.1	$609.1	$44.4	$1,170.6
EBITDA per adjusted claim[3]	$5.21	$10.43	N/A	$4.02

*	Includes $52.6 million payment related to the structure of the Anthem contract.

See “Footnotes to Press Release,” below.

In the second quarter of 2017 our core PBM business, excluding Anthem and the Transitioning Clients, had EBITDA growth of 6.0% and EBITDA per adjusted claim growth of 5.8% when compared to the second quarter of 2016 (see Table 7).

Business Outlook

The Company is updating its expected 2018 retention rate for the 2017 selling season to be in the range of 94% to 96%, excluding the impact of the remaining Coventry business rolling off in 2017.

The Company’s enterprise value initiative is currently estimated to cost approximately $600 million to $650 million and to deliver cumulative savings of nearly $1.2 billion by 2021. This initiative is expected to help the Company achieve its targeted Core PBM compounded annual EBITDA growth rate from 2017-2020 of 2% to 4% and drive significant value to all of our patients and clients beginning in 2018. The Company expects to formalize the plan for our enterprise value initiative by the end of 2017.

Conference Call Details

The Company will hold its quarterly conference call to discuss 2017 second quarter financial results and the other matters discussed in this press release on Wednesday, July 26, 2017, at 8:30 a.m. EDT (7:30 a.m. CDT). The call includes a slide presentation and is being webcast via the Internet and can be accessed at the Investor Relations section of Express Scripts’ web site at http://www.express-scripts.com/corporate.

About Express Scripts

Express Scripts puts medicine within reach of tens of millions of people by aligning with plan sponsors, taking bold action and delivering patient-centered care to make better health more affordable and accessible.

Headquartered in St. Louis, Express Scripts provides integrated pharmacy benefit management services, including network-pharmacy claims processing, home delivery pharmacy care, specialty pharmacy care, specialty benefit management, benefit-design consultation, drug utilization review, formulary management, and medical and drug data analysis services. Express Scripts also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services.

For more information, visit Lab.Express-Scripts.com or follow @ExpressScripts on Twitter.

Supplemental Information Regarding Non-GAAP Financial Measures

The following provides supplemental information regarding the non-GAAP financial measures presented herein, including the reconciliation of such measures to the most directly comparable financial measures calculated in accordance with GAAP. Adjusted earnings per diluted share (or adjusted EPS), EBITDA, adjusted EBITDA, EBITDA per adjusted claim, adjusted EBITDA per adjusted claim, adjusted net income, adjusted income before income taxes, adjusted gross profit and adjusted selling, general and administrative are non-GAAP financial measures presented herein, are not calculated or presented in accordance with GAAP, and should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. The Company believes that these non-GAAP financial measures provide management and investors with useful information about the earnings impact of certain expenses and are useful for (i) comparison of our earnings to those of other companies; (ii) a better understanding of the Company’s ongoing core performance; (iii) planning and forecasting for future periods; and (iv) assessing period-to-period performance trends.

Management assesses the Company’s operating performance using EBITDA and adjusted EBITDA in order to better isolate the impact of certain expenses that may not be comparable between periods or indicative of the ongoing performance of our core operations. EBITDA per adjusted claim and adjusted EBITDA per adjusted claim provide management and investors with useful information about the earnings and performance of the Company on a per unit basis.

2017 Guidance Information: Due to the inherent difficulty of forecasting the timing and amount of certain items that would impact EPS and net income, including discrete tax items, the Company is unable to reasonably estimate the related impact of such items to EPS and net income, the GAAP financial measures most directly comparable to adjusted EPS and EBITDA, respectively. Accordingly, the Company is unable to provide a reconciliation of 2017 guidance for either adjusted EPS to EPS or EBITDA to net income. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a significant impact on the Company’s third quarter and full-year 2017 GAAP financial results. With respect to adjusted EPS, amortization of intangible assets is expected to be approximately $0.40 and $1.57 per share for the third quarter and full-year 2017, respectively.

Financial Information for Anthem and Transitioning Clients and our Core PBM Business: The financial measures attributable to Anthem, the Transitioning Clients and our Core PBM Business presented herein, including EBITDA, adjusted EBITDA, EBITDA per adjusted claim and adjusted EBITDA per adjusted claim are also non-GAAP financial measures. These measures are not calculated or presented in accordance with GAAP, and should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. These measures represent operating results attributable to specific clients of the Company; however, they are not regularly reviewed by our Chief Executive Officer to assess the performance of any of these clients or make decisions about resources to be allocated to any such client. These measures also reflect management’s estimates as to allocation of costs of its PBM business to Anthem and each of the Transitioning Clients and may not be indicative of costs actually incurred as a result of servicing each of these clients. However, management is unable to reasonably estimate the allocation of certain key items that would impact net income attributable to Anthem and each of the Transitioning Clients, including interest and depreciation and amortization. Accordingly, the Company is unable to provide net income attributable to any of Anthem and the Transitioning Clients or its core PBM business excluding Anthem and the Transitioning Clients, and is unable to provide a reconciliation of either EBITDA or adjusted EBITDA to net income. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a significant impact on the Company’s long-term outlook for the core PBM, as discussed above.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements, including, but not limited to, our 2017 guidance, business outlook and our statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ materially from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2017 and the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 25, 2017. A copy of these documents can be found at the Investor Information section of Express Scripts’ web site at http://www.express-scripts.com/corporate.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. As stated above, based on Anthem’s recent statements and other actions taken by Anthem, the Company believes it is unlikely that its contract with Anthem will be extended. We do not currently intend to release publicly any updates regarding our relationship with Anthem after the date hereof, whether as a result of renewed discussions with Anthem or otherwise.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2017	2016	2017	2016
Revenues*	$25,347.5	$25,222.3	$50,002.4	$50,014.1
Cost of revenues*	23,186.3	23,061.1	45,968.5	46,005.9

Gross profit	2,161.2	2,161.2	4,033.9	4,008.2
Selling, general and administrative	782.6	904.9	1,600.7	1,811.1

Operating income	1,378.6	1,256.3	2,433.2	2,197.1

Other (expense) income:
Interest income and other	8.8	10.3	15.1	19.1
Interest expense and other	(146.5)	(136.8)	(292.2)	(275.4)

	(137.7)	(126.5)	(277.1)	(256.3)

Income before income taxes	1,240.9	1,129.8	2,156.1	1,940.8
Provision for income taxes	435.4	402.7	800.3	681.5

Net income	805.5	727.1	1,355.8	1,259.3
Less: Net income attributable to non-controlling interest	3.7	6.4	7.7	12.5

Net income attributable to Express Scripts	$801.8	$720.7	$1,348.1	$1,246.8

Weighted-average number of common shares outstanding during the period:
Basic	582.9	631.3	591.9	638.1
Diluted	585.6	635.7	595.4	642.7

Earnings per share attributable to Express Scripts:
Basic	$1.38	$1.14	$2.28	$1.95
Diluted	$1.37	$1.13	$2.26	$1.94

*	Includes retail pharmacy co-payments of $2,017.6 million and $2,136.4 million for the three months ended June 30, 2017 and 2016, respectively, and $4,483.9 million and $4,677.4 million for the six months ended June 30, 2017 and 2016, respectively.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Balance Sheet

(in millions)	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$2,352.5	$3,077.2
Receivables, net	7,067.5	7,062.1
Inventories	1,918.7	1,959.0
Prepaid expenses and other current assets	298.1	265.1

Total current assets	11,636.8	12,363.4
Property and equipment, net	1,255.2	1,273.6
Goodwill	29,425.5	29,277.8
Other intangible assets, net	8,063.9	8,636.9
Other assets	132.0	193.2

Total assets	$50,513.4	$51,744.9

Liabilities and stockholders’ equity
Current liabilities:
Claims and rebates payable	$9,081.1	$8,836.9
Accounts payable	4,383.6	3,875.7
Accrued expenses	2,163.3	2,993.2
Current maturities of long-term debt	1,151.3	722.3

Total current liabilities	16,779.3	16,428.1
Long-term debt	13,835.2	14,846.0
Deferred taxes	3,471.2	3,603.3
Other liabilities	677.6	623.7

Total liabilities	34,763.3	35,501.1

Stockholders’ equity:
Preferred stock, 15.0 shares authorized, $0.01 par value per share; no shares issued and outstanding	—	—
Common stock, 2,985.0 shares authorized, $0.01 par value per share; shares issued: 861.3 and 857.5, respectively; shares outstanding: 577.5 and 605.5, respectively	8.6	8.6
Additional paid-in capital	23,446.8	23,233.6
Accumulated other comprehensive loss	(7.6)	(12.3)
Retained earnings	13,149.3	11,801.2

	36,597.1	35,031.1

Common stock in treasury at cost, 283.8 and 252.0 shares, respectively	(20,852.5)	(18,795.1)

Total Express Scripts stockholders’ equity	15,744.6	16,236.0

Non-controlling interest	5.5	7.8

Total stockholders’ equity	15,750.1	16,243.8

Total liabilities and stockholders’ equity	$50,513.4	$51,744.9

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Cash Flows

	Six Months Ended June 30,
(in millions)	2017	2016
Cash flows from operating activities:
Net income	$1,355.8	$1,259.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	894.8	1,073.5
Deferred income taxes	(175.6)	(212.3)
Employee stock-based compensation expense	52.1	54.7
Other, net	20.4	(4.5)
Changes in operating assets and liabilities:
Accounts receivable	(26.2)	(670.6)
Inventories	40.3	307.4
Other current and noncurrent assets	(23.6)	(74.5)
Claims and rebates payable	240.2	(761.8)
Accounts payable	475.4	751.1
Accrued expenses	(818.0)	(452.6)
Other current and noncurrent liabilities	46.0	(79.6)

Net cash flows provided by operating activities	2,081.6	1,190.1

Cash flows from investing activities:
Acquisitions, net of cash acquired	(122.7)	—
Purchases of property and equipment	(105.3)	(158.5)
Other, net	(7.5)	(3.4)

Net cash used in investing activities	(235.5)	(161.9)

Cash flows from financing activities:
Treasury stock acquired	(2,020.0)	(3,320.2)
Repayment of long-term debt	(575.0)	(1,575.0)
Net proceeds from employee stock plans	37.5	35.9
Proceeds from long-term debt, net of discounts	—	1,991.0
Excess tax benefit relating to employee stock-based compensation	—	9.7
Other, net	(16.3)	(35.4)

Net cash used in financing activities	(2,573.8)	(2,894.0)

Effect of foreign currency translation adjustment	3.0	3.9

Net decrease in cash and cash equivalents	(724.7)	(1,861.9)
Cash and cash equivalents at beginning of period	3,077.2	3,186.3

Cash and cash equivalents at end of period	$2,352.5	$1,324.4

Table 1

Express Scripts Holding Company Unaudited Consolidated Selected Information

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Claims Volume
Network	218.8	221.2	441.9	447.3
Home delivery and specialty (4)	29.5	29.5	58.5	59.8

Total claims	248.3	250.7	500.4	507.1

Adjusted network (5)	264.1	263.4	531.2	530.9
Adjusted home delivery and specialty (5)	85.9	85.9	170.5	174.7

Total adjusted claims(5)	350.0	349.3	701.7	705.6

Depreciation and Amortization (D&A):
Revenue amortization(6)	$55.4	$55.4	$110.8	$89.7
Cost of revenues depreciation	32.3	29.1	64.3	58.0
Selling, general and administrative depreciation	52.8	55.4	104.0	108.5
Selling, general and administrative amortization(6)	308.7	408.3	615.7	817.3

Total D&A	$449.2	$548.2	$894.8	$1,073.5

Generic Fill Rate**
Network	87.2%	86.3%	87.1%	86.1%
Home delivery	82.8%	80.9%	82.5%	80.3%
Overall	86.6%	85.6%	86.5%	85.4%

See Footnotes to Tables

**	The home delivery generic fill rate is currently lower than the network generic fill rate as fewer generic substitutions are available among maintenance medications (e.g., therapies for chronic conditions) commonly dispensed from home delivery pharmacies compared to acute medications, which are primarily dispensed by pharmacies in our retail networks.

Table 2

Express Scripts Holding Company Unaudited Adjusted Gross Profit and Adjusted SG&A Reconciliation

Provided below are reconciliations of adjusted gross profit and adjusted selling, general and administrative expenses, which are non-GAAP measures, to gross profit and selling, general and administrative expenses, respectively, which are the most directly comparable measures calculated in accordance with GAAP.

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Gross profit, as reported	$2,161.2	$2,161.2	$4,033.9	$4,008.2
Amortization of intangible assets (6)	55.4	55.4	110.8	89.7

Adjusted gross profit	$2,216.6	$2,216.6	$4,144.7	$4,097.9

Selling, general and administrative, as reported	$782.6	$904.9	$1,600.7	$1,811.1
Amortization of intangible assets (6)	308.7	408.3	615.7	817.3

Adjusted selling, general and administrative	$473.9	$496.6	$985.0	$993.8

See Footnotes to Press Release

Table 3

Express Scripts Holding Company Unaudited EBITDA Reconciliation

(in millions, except per claim data)

Provided below is a reconciliation of EBITDA attributable to Express Scripts, which is a non-GAAP financial measure, to net income attributable to Express Scripts. The Company believes net income is the most directly comparable measure under GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income attributable to Express Scripts, as reported	$801.8	$720.7	$1,348.1	$1,246.8
Provision for income taxes (7)	435.4	402.7	800.3	681.5
Depreciation and amortization (6)	449.2	548.2	894.8	1,073.5
Interest expense, interest income and other	137.7	126.5	277.1	256.3

EBITDA attributable to Express Scripts	$1,824.1	$1,798.1	$3,320.3	$3,258.1

Total adjusted claims(5)	350.0	349.3	701.7	705.6

EBITDA attributable to Express Scripts, per adjusted claim	$5.21	$5.15	$4.73	$4.62

See Footnotes to Press Release

Table 4

Express Scripts Holding Company Unaudited Adjusted Diluted EPS Reconciliation

Provided below is a reconciliation of Adjusted Diluted EPS attributable to Express Scripts, which is a non-GAAP measure, to diluted EPS attributable to Express Scripts, which is its most directly comparable measure calculated in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(per diluted share)
Diluted EPS attributable to Express Scripts, as reported	$1.37	$1.13	$2.26	$1.94

Excluding items indicated:
Debt redemption costs (8),*	—	—	—	0.02
Discrete tax items (7)	(0.03)	(0.02)	0.02	(0.05)
Amortization of intangible assets (6),*	0.62	0.73	1.22	1.41
Tax impact of excluded items (9)	(0.23)	(0.27)	(0.45)	(0.53)

Diluted EPS attributable to Express Scripts, adjusted	$1.73	$1.57	$3.05	$2.79

See Footnotes to Press Release

*	Presented on a pre-tax basis. A change to the presentation of this table was made to reflect the tax impact of non-GAAP excluded items as a single adjustment for the three and six months ended June 30, 2017 and 2016.

Table 5

Express Scripts Holding Company Unaudited Adjusted Net Income and

Adjusted Effective Income Tax Rate Reconciliation

(in millions)

Presented below is a reconciliation of adjusted net income attributable to Express Scripts, which is a non-GAAP financial measure, to income before income taxes, which is its most directly comparable measure calculated in accordance with GAAP.

	Three Months Ended June 30, 2017			Six Months Ended June 30, 2017
	Income before income taxes	Provision for income taxes	Effective income tax rate	Income before income taxes	Provision for income taxes	Effective income tax rate

Income before income taxes, as reported	$1,240.9	$435.4		$2,156.1	$800.3
Net income attributable to non-controlling interest	(3.7)	—		(7.7)	—

Income before income taxes attributable to Express Scripts	1,237.2	435.4	35.2%	2,148.4	800.3	37.3%

Excluding items indicated:
Discrete tax items(7)	—	20.2		—	(9.7)
Amortization of intangible assets(6)	364.1	134.1		726.5	267.3

Income before income taxes attributable to Express Scripts, as adjusted	$1,601.3	$589.7	36.8%	$2,874.9	$1,057.9	36.8%

Adjusted net income attributable to Express Scripts	$1,011.6			$1,817.0

See Footnotes to Press Release

Table 5A

Express Scripts Holding Company Unaudited Adjusted Net Income and

Adjusted Effective Income Tax Rate Reconciliation

(in millions)

Presented below is a reconciliation of adjusted net income attributable to Express Scripts, which is a non-GAAP financial measure, to income before income taxes, which is its most directly comparable measure calculated in accordance with GAAP.

	Three Months Ended June 30, 2016			Six Months Ended June 30, 2016
	Income before income taxes	Provision for income taxes	Effective income tax rate	Income before income taxes	Provision for income taxes	Effective income tax rate

Income before income taxes, as reported	$1,129.8	$402.7		$1,940.8	$681.5
Net income attributable to non-controlling interest	(6.4)	—		(12.5)	—

Income before income taxes attributable to Express Scripts	1,123.4	402.7	35.8%	1,928.3	681.5	35.3%

Excluding items indicated:
Debt redemption costs (8)	—	—		9.7	3.6
Discrete tax items(7)	—	13.8		—	33.5
Amortization of intangible assets(6)	463.7	171.9		907.0	336.3

Income before income taxes attributable to Express Scripts, as adjusted	$1,587.1	$588.4	37.1%	$2,845.0	$1,054.9	37.1%

Adjusted net income attributable to Express Scripts	$998.7			$1,790.1

See Footnotes to Press Release

Table 6

Express Scripts Holding Company Unaudited 2017 Guidance Information

Adjusted diluted EPS and EBITDA are non-GAAP financial measures. For a discussion of the financial measures presented herein that are not calculated or presented in accordance with GAAP, see “Supplemental Information Regarding Non-GAAP Financial Measures” above.

	Estimated Year Ending December 31, 2017	Estimated Year Ending December 31, 2017
(in millions, except per share data)	Current Guidance	Previous Guidance
Adjusted Diluted EPS attributable to Express Scripts	$6.95 to $7.05	$6.90 to $7.04
Year over year growth	9%-10%	8%-10%

Total adjusted claims	1,385 to 1,415	1,375 to 1,425

EBITDA attributable to Express Scripts	$7,330 to $7,490	$7,310 to $7,510

Diluted weighted average shares outstanding during the period	580 to 590	575 to 595

Net cash flow provided by operating activities	$4,700 to $5,200	$4,700 to $5,200

Estimated Three Months Ending September 30, 2017
(in millions, except per share data)	Current Guidance
Adjusted Diluted EPS attributable to Express Scripts	$1.88 to $1.92
Year over year growth	8%-10%

Total adjusted claims	340 to 350

Table 7

Express Scripts Holding Company Operating Results Excluding Estimate of Contribution related to Anthem and Transitioning Clients

(amounts in millions except per claim figures)

(Three months ended)					Q2 2017				Q2 2016	Q2 2017 Change
		Consolidated As Reported Q2 2017	Anthem(1)	Transitioning Clients(1)	Excluding Anthem & Transitioning Clients(1)	Consolidated As Reported Q2 2016	Anthem(1) (Table 8)	Transitioning Clients(1) (Table 8)	Excluding Anthem & Transitioning Clients(1)	As Reported	Excluding Anthem & Transitioning Clients(1)

Adjusted claims	Table 1	350.0	58.4	0.7	290.9	349.3	54.2	4.9	290.2	0.2%	0.2%
Revenues(2)		$25,347.5	$4,739.1	$148.4	$20,460.0	$25,222.3	$4,354.9	$471.9	$20,395.5	0.5%	0.3%
Net income		$801.8	N/A	N/A	N/A	$720.7	N/A	N/A	N/A	11.3%	N/A
EBITDA(3)	Table 3	$1,824.1	$609.1	$44.4	$1,170.6	$1,798.1	$644.7	$49.5	$1,103.9	1.4%	6.0%
EBITDA/adjusted claim(3)	Table 3	$5.21	$10.43	N/A	$4.02	$5.15	$11.89	N/A	$3.80	1.2%	5.8%

(Six months ended)					Q2 2017				Q2 2016	Q2 2017 Change
		Consolidated As Reported Q2 2017	Anthem(1)	Transitioning Clients(1)	Excluding Anthem & Transitioning Clients(1)	Consolidated As Reported Q2 2016	Anthem(1) (Table 8)	Transitioning Clients(1) (Table 8)	Excluding Anthem & Transitioning Clients(1)	As Reported	Excluding Anthem & Transitioning Clients(1)

Adjusted claims	Table 1	701.7	117.4	1.6	582.7	705.6	108.7	10.5	586.4	-0.6%	-0.6%
Revenues(2)		$50,002.4	$9,262.1	$361.4	$40,378.9	$50,014.1	$8,451.6	$929.4	$40,633.1	0.0%	-0.6%
Net income		$1,348.1	N/A	N/A	N/A	$1,246.8	N/A	N/A	N/A	8.1%	N/A
EBITDA(3)	Table 3	$3,320.3	$1,104.1	$98.5	$2,117.7	$3,258.1	$1,112.6	$99.5	$2,046.0	1.9%	3.5%
EBITDA/adjusted claim(3)	Table 3	$4.73	$9.40	N/A	$3.63	$4.62	$10.24	N/A	$3.49	2.4%	4.0%

See Footnotes to Press Release.

Table 8

Express Scripts Holding Company - Estimate of Anthem and

Transitioning Clients Contribution by Quarter

(amounts in millions except per claim figures)

Anthem(1),(3)
	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Adjusted Claims	54.5	54.2	54.3	56.6
Revenues(2)	$4,096.7	$4,354.9	$4,243.0	$4,381.3
Adjusted EBITDA*	$467.9	$644.7	$572.1	$563.3
Adjusted EBITDA/adjusted claim*	$8.59	$11.89	$10.54	$9.95

Transitioning Clients(1),(3)
	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Adjusted Claims	5.6	4.9	4.6	3.9
Revenues	$457.5	$471.9	$411.5	$356.0
Adjusted EBITDA*	$50.0	$49.5	$49.3	$73.6

Combined Contribution(1),(3)
	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Adjusted Claims	60.1	59.1	58.9	60.5
Revenues(2)	$4,554.2	$4,826.8	$4,654.5	$4,737.3
Adjusted EBITDA*	$517.9	$694.2	$621.4	$636.9

Core PBM (Excluding Anthem and Transitioning Clients)(1),(3)
	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Adjusted Claims	296.2	290.2	288.2	294.4
Revenues	$20,237.6	$20,395.5	$20,755.6	$20,126.0
Adjusted EBITDA*	$942.1	$1,103.9	$1,326.7	$1,417.3
Adjusted EBITDA/adjusted claim*	$3.18	$3.80	$4.60	$4.81

(*)	Adjusted EBITDA with respect to Q1, Q2 and Q3 2016 is equal to “EBITDA” as no adjustments to EBITDA were made for these periods and Q4 included an adjustment for other compensation costs of $41.2 million and is equal to “Adjusted EBITDA.”

See Footnotes to Press Release

Footnotes to Press Release

(1)	Amounts attributable to Anthem and each of the Transitioning Clients are based on management’s estimates regarding, among other items, cost allocation and may not be indicative of costs actually incurred as a result of servicing Anthem and each of the Transitioning Clients. Both direct and indirect costs were allocated based on management’s best estimates of costs attributable to servicing Anthem and each of the Transitioning Clients, and, where appropriate, are based on actual cost or adjusted claims attributable to Anthem and each of the Transitioning Clients.

(2)	Consolidated revenues and Anthem revenues include intangible amortization related to the customer contract with Anthem of $55.4 million for the three months ended June 30, 2017 and 2016, respectively. Consolidated revenues and Anthem revenues include intangible amortization related to the customer contract with Anthem of $110.8 million and $89.7 million for the six months ended June 30, 2017 and 2016, respectively.

(3)	EBITDA, Adjusted EBITDA, EBITDA per adjusted claim and adjusted EBITDA per adjusted claim are non-GAAP financial measures. For a discussion of the financial measures presented herein that are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”), see “Supplemental Information Regarding Non-GAAP Financial Measures” above.

(4)	Includes home delivery, specialty and other including: (i) drugs distributed through patient assistance programs, (ii) drugs distributed to clients of other PBMs under limited distribution contracts with pharmaceutical manufacturers and (iii) Freedom Fertility claims.

(5)	Total adjusted network claims includes an adjustment to reflect non-specialty network claims filled through our 90-day programs. These claims are now multiplied by three, as these claims, on average, typically cover a time period three times longer than other network claims. Home delivery claims are also multiplied by three, consistent with prior practice, as home delivery claims typically cover a time period three times longer than unadjusted network claims. See Footnotes to Press Release - Schedule A below.

(6)	Amortization of intangible assets includes the following items:

Amortization of legacy Express Scripts, Inc. (“ESI”) intangible assets include amounts in both revenues and selling, general and administrative expense.

Revenue amortization is related to the customer contract with Anthem, which commenced upon closing of the NextRx acquisition in 2009. Amortization of intangibles that arises in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues. Intangible amortization of $55.4 million ($35.1 million net of tax) and $55.4 million ($34.8 million net of tax) is included as a reduction to revenue for the three months ended June 30, 2017 and 2016, respectively. Intangible amortization of $110.8 million ($70.1 million net of tax) and $89.7 million ($56.4 million net of tax) is included as a reduction to revenue for the six months ended June 30, 2017 and 2016, respectively. The Company’s 10-year agreement with Anthem under which we provide pharmacy benefit management services to Anthem and its designated affiliates was previously amortized using a modified pattern of benefit method over an estimated useful life of 15 years. Beginning in March 2016, we began amortizing our agreement with Anthem over the remaining term of the contract (i.e., using a modified pattern of benefit over an estimated useful life of 10 years from the time the agreement was executed in 2009), which resulted in an additional $31.7 million of revenue amortization recognized for both the three months ended June 30, 2017 and 2016, respectively, and an additional $63.4 million and $42.2 million of revenue amortization recognized for the six months ended June 30, 2017 and 2016, respectively.

Other legacy ESI intangible amortization of $21.1 million ($13.3 million net of tax) and $9.5 million ($6.0 million net of tax) for the three months ended June 30, 2017 and 2016, respectively, is included in selling, general and administrative expense. Other legacy ESI intangible amortization of $29.0 million ($18.3 million net of tax) and $18.9 million ($11.9 million net of tax) for the six months ended June 30, 2017 and 2016, respectively, is included in selling, general and administrative expense.

Amortization of intangible assets related to the acquisition of Medco of $287.6 million ($181.6 million net of tax) and $398.8 million ($251.0 million net of tax) for the three months ended June 30, 2017 and 2016, respectively, is included in selling, general and administrative expense. Amortization of intangible assets related to the acquisition of Medco of $586.7 million ($370.8 million net of tax) and $798.4 million ($502.4 million net of tax) for the six months ended June 30, 2017 and 2016, respectively, is included in selling, general and administrative expense.

(7)	Provision for income taxes includes discrete tax benefits of $20.2 million and $13.8 million for the three months ended June 30, 2017 and 2016, respectively, and includes discrete tax charges of $9.7 million and discrete tax benefits of $33.5 million for the six months ended June 30, 2017 and 2016, respectively. The 2017 net discrete tax items relate primarily to a revaluation of net deferred tax attributes. The 2016 net discrete tax items relate primarily to changes in unrecognized tax benefits.

(8)	Debt redemption costs, which include write-off of discounts, write-off of deferred financing costs and interest accrued from February 25, 2016 to the redemption date incurred for the early redemption of senior notes, totaled $9.7 million ($6.1 million net of tax) and are included in interest expense for the six months ended June 30, 2016.

(9)	Represents adjustment for the tax impact related to non-GAAP items excluded from adjusted diluted EPS. See Table 5 and 5A for calculation of adjusted effective income tax rate.

Footnotes to Press Release: Schedule A

Express Scripts Holding Company Unaudited 2016 and 2015 Claims Recast

As previously reported in our February 14, 2017 press release and explained in footnote (5), we changed our methodology for calculating network claims retrospectively for 2016 and 2015. Provided below are recasts of the revised methodology for reporting network claims.

(in millions)

	As reported Q1 2016	Revision	Revised Q1 2016	As reported Q2 2016	Revision	Revised Q2 2016	As reported Q3 2016	Revision	Revised Q3 2016

Claims Volume
Network	226.1	—	226.1	221.2	—	221.2	217.0	—	217.0
Home delivery and specialty (4)	30.3	—	30.3	29.5	—	29.5	30.0	—	30.0

Total claims	256.4	—	256.4	250.7	—	250.7	247.0	—	247.0

Adjusted network (5)	234.7	32.8	267.5	229.4	34.0	263.4	224.5	34.9	259.4
Adjusted home delivery and specialty (5)	88.8	—	88.8	85.9	—	85.9	87.7	—	87.7

Total adjusted claims(5)	323.5	32.8	356.3	315.3	34.0	349.3	312.2	34.9	347.1
	As reported Q1 2015	Revision	Revised Q1 2015	As reported Q2 2015	Revision	Revised Q2 2015	As reported Q3 2015	Revision	Revised Q3 2015

Claims Volume
Network	219.1	—	219.1	228.2	—	228.2	232.8	—	232.8
Home delivery and specialty (4)	30.2	—	30.2	30.2	—	30.2	30.0	—	30.0

Total claims	249.3	—	249.3	258.4	—	258.4	262.8	—	262.8

Adjusted network (5)	219.1	33.0	252.1	232.9	35.6	268.5	240.8	36.9	277.7
Adjusted home delivery and specialty (5)	88.5	—	88.5	88.3	—	88.3	87.5	—	87.5

Total adjusted claims(5)	307.6	33.0	340.6	321.2	35.6	356.8	328.3	36.9	365.2